UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2023

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission File Number)	(IRS Employer
Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On October 5, 2023, Arcimoto, Inc. (the “Company”) held a special meeting of shareholders, which was adjourned in order to solicit additional proxies to meet the quorum requirement and reconvened on October 13, 2023 (the “Special Meeting”). The Company filed its definitive proxy statement for the Special Meeting with the U.S. Securities and Exchange Commission on September 11, 2023, as supplemented by the additional definitive proxy materials filed on September 20, 2023 and October 10, 2023 (the “Definitive Proxy Statement”), which description is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 13, 2023, of the 8,805,897 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting, there were present, in person or by proxy, 3,042,655 shares, representing approximately 34.55% of the total voting power of all of the outstanding common stock. At the Special Meeting, the shareholders voted on the Preferred Stock and Warrant Share Issuance Proposal, as described in greater detail in the Company’s Definitive Proxy Statement.

The Preferred Stock and Warrant Share Issuance Proposal. The shareholders of the Company voted to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of shares of common stock issuable by the Company upon conversion of the Series D Preferred Stock (as defined in the Definitive Proxy Statement) and the Warrants (as defined in the Definitive Proxy Statement). The final voting results were as follows:

For	Against	Abstain	Broker Non-Vote
2,498,700	245,160	298,795	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: October 13, 2023	By:	/s/ Christopher W. Dawson
Christopher W. Dawson
Chief Executive Officer

2